Exhibit (h)(2)(xxv)

AMENDMENT NO. 11

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 11 to the Fourth Amended and Restated Expense Limitation Agreement, dated as of January 1, 2008, between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 11”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	New Portfolios. AXA Equitable and the Trust have determined to add the Crossings Conservative Allocation Portfolio, Crossings Conservative-Plus Allocation Portfolio, Crossings Moderate Allocation Portfolio, Crossings Moderate-Plus Allocation Portfolio and Crossings Aggressive Allocation Portfolio (“New Portfolios”), to the Agreement on the terms and conditions set forth in the Agreement, and at the level of the expense limitation applicable to the New Portfolios as set forth in the attached schedule.

2.	Removed Portfolios. The following portfolios of the Trust are hereby deleted in their entirety from the Agreement: EQ/AllianceBernstein Growth and Income Portfolio, EQ/Small Company Growth Portfolio, EQ/Capital Guardian U.S. Equity Portfolio, EQ/Janus Large Cap Growth Portfolio, EQ/Small Cap Value Portfolio and EQ/Wells Fargo Montgomery Small Cap Portfolio.

3.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 11 to Schedule A attached hereto.

4.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 11 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 11 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Brian Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

SCHEDULE A

AMENDMENT NO. 11

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
EQ/AllianceBernstein International Portfolio	0.85%	1.10%
EQ/AllianceBernstein Large Cap Growth Portfolio	0.80%	1.05%
EQ/AllianceBernstein Value Portfolio	0.70%	0.95%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%
EQ/AXA Rosenberg Value Long/Short Equity Portfolio	1.74%*	1.99%*
EQ/BlackRock Basic Value Equity Portfolio	0.70%	0.95%
EQ/BlackRock International Value Portfolio	1.00%	1.25%
EQ/Calvert Socially Responsible Portfolio	0.80%	1.05%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.70%	0.95%
EQ/Davis New York Venture Portfolio	1.05%	1.30%
EQ/Evergreen International Bond Portfolio	0.90%	1.15%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/FI Mid Cap Portfolio	0.75%	1.00%
EQ/Franklin Income Portfolio	1.05%	1.30%
EQ/Franklin Small Cap Value Portfolio	1.05%	1.30%
EQ/Franklin Templeton Founding Strategy Portfolio	0.15%	0.40%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/JPMorgan Core Bond Portfolio	0.60%	0.85%
EQ/JPMorgan Value Opportunities Portfolio	0.70%	0.95%
EQ/Legg Mason Value Equity Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Marsico Focus Portfolio	0.90%	1.15%
EQ/Mutual Shares Portfolio	1.05%	1.30%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Small Company Index Portfolio	0.60%	0.85%
EQ/Templeton Growth Portfolio	1.10%	1.35%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Emerging Markets Equity Portfolio	1.55%	1.80%
EQ/Van Kampen Mid Cap Growth Portfolio	0.80%	1.05%
EQ/Van Kampen Real Estate Portfolio	1.01%	1.26%
MarketPLUS International Core Portfolio	0.85%	1.10%
MarketPLUS Large Cap Core Portfolio	0.70%	0.95%
MarketPLUS Large Cap Growth Portfolio	0.70%	0.95%
MarketPLUS Mid Cap Value Portfolio	0.75%	1.00%
Crossings Conservative Allocation Portfolio	0.10%	0.20%
Crossings Conservative-Plus Allocation Portfolio	0.10%	0.20%

Portfolios	Maximum Annual Operating Expense Limit
	Class IA	(including amounts payable pursuant to Rule 12b-1) Class IB
Crossings Moderate Allocation Portfolio	0.10%	0.20%
Crossings Moderate-Plus Allocation Portfolio	0.10%	0.20%
Crossings Aggressive Allocation Portfolio	0.10%	0.20%

*	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.

SCHEDULE B

AMENDMENT NO. 11

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock Basic Value Equity Portfolio (formerly, the EQ/Mercury Basic Value Equity Portfolio)

EQ/BlackRock International Value Portfolio (formerly, the EQ/Mercury International Value Portfolio)

EQ/Evergreen Omega Portfolio

EQ/JPMorgan Core Bond Portfolio

EQ/Van Kampen Emerging Markets Equity Portfolio

EQ/Capital Guardian Growth Portfolio (formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/JPMorgan Value Opportunities Portfolio (formerly, EQ/Putnam Voyager Portfolio)

EQ/Small Company Index Portfolio

MarketPLUS Mid Cap Value Portfolio (formerly, the EQ/FI Mid Cap Value Portfolio)

MarketPLUS Large Cap Core Portfolio (formerly, the EQ/MFS Investors Trust Portfolio)

Three Year Reimbursement Period:

EQ/AllianceBernstein International Portfolio

EQ/AllianceBernstein Large Cap Growth Portfolio

EQ/AllianceBernstein Value Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Evergreen International Bond Portfolio

EQ/FI Mid Cap Portfolio

EQ/Legg Mason Value Equity Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Marsico Focus Portfolio

EQ/Davis New York Venture Portfolio

EQ/Franklin Income Portfolio

EQ/Franklin Small Cap Value Portfolio

EQ/Franklin Templeton Founding Strategy Portfolio

EQ/Mutual Shares Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Templeton Growth Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio

EQ/International ETF Portfolio

MarketPLUS International Core Portfolio (formerly, EQ/Capital Guardian International Portfolio)

MarketPLUS Large Cap Growth Portfolio (formerly, EQ/MFS Emerging Growth Companies Portfolio)

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio